UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2005

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Massachusetts	0-17089	04-2976299
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ten Post Office Square, Boston, Massachusetts     02109

(Address of Principal Executive Offices)         (Zip Code)

(617) 912-1900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 1, 2005, Boston Private Financial Holdings, Inc. (“Boston Private”) completed the acquisition of Gibraltar Financial Corporation (“Gibraltar Financial”), the holding company of Gibraltar Bank, FSB (“Gibraltar Bank”) pursuant to the terms of the Agreement and Plan of Merger entered into between Boston Private and Gibraltar Financial, dated as of April 18, 2005. On October 1, 2005, Boston Private paid approximately $112,206,000 and issued 4,310,643 shares to the shareholders of Gibraltar Financial as consideration for their ownership interest in Gibraltar Financial for an aggregate transaction value of approximately $255 million. On that date, Gibraltar Financial merged into Boston Private and Gibraltar Bank became a wholly owned subsidiary of Boston Private.

As of June 30, 2005, Gibraltar Financial had approximately $1 billion in total consolidated assets. The acquisition of Gibraltar Financial involves a significant amount of assets because Gibraltar Financial’s assets exceed 10% of the total assets of Boston Private and its consolidated subsidiaries.

On October 3, 2005 Boston Private issued a press release announcing that it has completed the acquisition of Gibraltar Financial. The press release is filed herewith as Exhibit 99.1 to this report and is incorporated into this Item 2.01 by reference in its entirety.

Item 8.01. Other Events.

This item provides information regarding Boston Private’s shares outstanding, weighted average shares outstanding and fully diluted weighted average shares outstanding.

On September 29, 2005, Boston Private settled an amended and restated forward sale agreement, dated November 1, 2004 (the “Forward Agreement”), and issued 1.6 million shares of common stock the proceeds of which were used to fund, in part, the acquisition of Gibraltar Financial. As of September 30, 2005, there were 30.0 million shares outstanding and there were 28.3 million weighted average shares outstanding for the quarter ended September 30, 2005.

The fully diluted weighted average shares outstanding for the third quarter ended September 30, 2005 include approximately 250,000 shares related to the shares held under the forward sale agreement. There will be no recurring impact from the Forward Agreement in the calculation of fully diluted shares outstanding in the fourth quarter.

Boston Private also issued on October 1, 2005 an aggregate of approximately 4.3 million shares of common stock related to the acquisition of Gibraltar Financial bringing the total shares outstanding to approximately 34.3 million shares.

In addition, related to the merger with Gibraltar Financial, Boston Private converted Gibraltar Financial’s stock options into 823,992 Boston Private stock options with an average strike price of $5.79 on October 1, 2005. Boston Private’s stock price closed at $27.60 on October 3, 2005.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

Gibraltar Financial’s financial statements that are required to be filed as part of this Current Report on Form 8-K shall be filed by amendment to this report.

(b)	Pro Forma Financial Information

Pro Forma financial information that is required to be filed as part of this Current Report on Form 8-K shall be filed by amendment to this report.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 3, 2005

99.2	Agreement and Plan of Merger dated April 18, 2005, by and between Boston Private Financial Holdings, Inc. and Gibraltar Financial Corporation (incorporated by reference to Exhibit 99.1 to Boston Private Financial Holdings, Inc.’s Current Report on Form 8-K dated April 20, 2005)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

Date: October 6, 2005

By: /s/ Walter M. Pressey

Walter M. Pressey

President